EXHIBIT 99.1

Northern Technologies International Corporation Reports Financial Results for Third Quarter Fiscal 2017

MINNEAPOLIS, July 13, 2017 (GLOBE NEWSWIRE) -- Northern Technologies International Corporation (NASDAQ:NTIC), a leading developer of corrosion inhibiting products and services, as well as bio-based and biodegradable polymer resin compounds, today reported its financial results for the third quarter of fiscal 2017.

Third quarter fiscal 2017 financial and operating results include (with growth rates compared to third quarter of fiscal 2016):

  Consolidated net sales increased 17.7% to a quarterly record $10,223,000
  ZERUST® net sales increased 16.5% to $8,368,000
  Natur-Tec® net sales increased 23.6% to $1,855,000
  Joint venture operating income increased 3.7% to $3,128,000
  Net income attributable to NTIC increased 47.4% to $1,352,000
  Net income per diluted share attributable to NTIC increased 50.0% to $0.30

“The ongoing execution of our business plan produced record sales during the fiscal 2017 third quarter for NTIC along with significantly higher earnings,” said G. Patrick Lynch, President and Chief Executive Officer of NTIC.  “Healthy global demand for our core ZERUST® industrial products and services within our industrial, agriculture, trucking, and automotive end markets bolstered the orders we received from both existing and new customers.  Many of our Joint Venture Partners also experienced higher sales, reflecting continued market share growth across a number of geographies.  Initial purchase orders from several new NTIC China customers were delayed, which pushed back anticipated NTIC China profitability until the fourth quarter. Natur-Tec, on the other hand, received several purchase orders from new customers earlier than expected during the third quarter, pushing record Natur-Tec quarterly revenues as well as the first full quarter of operating profitability.”

NTIC’s consolidated net sales increased 17.7% to $10,223,000 during the three months ended May 31, 2017, compared to $8,687,000 for the three months ended May 31, 2016.  Higher fiscal 2017 third quarter sales was primarily a result of increased demand and sales of ZERUST® industrial rust corrosion inhibiting packaging products, sales to joint ventures, and sales of Natur-Tec® products, partially offset by lower ZERUST® sales to oil and gas customers.  For the nine months ended May 31, 2017, consolidated net sales increased 22.4% to $28,668,000, compared to $23,416,000 for the same period last fiscal year.

The following table sets forth NTIC’s net sales by product category for the three and nine months ended May 31, 2017 and May 31, 2016 by segment:

	Three Months Ended
	May 31, 2017	% of Net Sales	May 31, 2016	% of Net Sales	% Change
ZERUST® industrial net sales	$7,170,802	70.1%	$5,912,881	68.1%	21.3%
ZERUST® joint venture net sales	862,136	8.4%	761,218	8.8%	13.3%
ZERUST® oil & gas net sales	335,549	3.3%	511,856	5.9%	(34.4)%
Total ZERUST® net sales	$8,368,487	81.9%	$7,185,955	82.7%	16.5%
Total Natur-Tec® sales	1,854,532	18.1%	1,500,620	17.3%	23.6%
Total net sales	$10,223,019	100.0%	$8,686,575	100.0%	17.7%

	Nine Months Ended
	May 31, 2017	% of Net Sales	May 31, 2016	% of Net Sales	% Change
ZERUST® industrial net sales	$20,277,892	70.7%	$16,357,983	69.9%	24.0%
ZERUST® joint venture net sales	2,115,511	7.4%	1,961,565	8.4%	7.8%
ZERUST® oil & gas net sales	1,287,789	4.5%	1,229,426	5.3%	4.7%
Total ZERUST® net sales	$23,681,192	82.6%	$19,548,974	83.5%	21.1%
Total Natur-Tec® sales	4,986,753	17.4%	3,866,972	16.5%	29.0%
Total net sales	$28,667,945	100.0%	$23,415,946	100.0%	22.4%

NTIC anticipates that sales of ZERUST® products and services into the oil and gas industry will continue to remain subject to significant volatility from quarter to quarter as sales are recognized.

NTIC’s joint venture operating income increased 3.7% to $3,128,000 during the three months ended May 31, 2017, compared to joint venture operating income of $3,016,000 during the three months ended May 31, 2016.  This increase was attributable to a corresponding increase in total net sales of the joint ventures as fees for services provided to joint ventures are primarily a function of the net sales of NTIC’s joint ventures, which increased 7.1% to $25,935,000 during the three months ended May 31, 2017, compared to $24,223,000 for the three months ended May 31, 2016.  Year-to-date, NTIC’s joint venture operating income increased 11.8% to $8,285,000, compared to joint venture operating income of $7,409,000 during the nine months ended May 31, 2016.  Net sales of NTIC’s joint ventures increased 10.4% to $73,098,000 during the nine months ended May 31, 2017, compared to $66,224,000 for the nine months ended May 31, 2016.

Operating expenses, as a percent of net sales, for the third quarter of fiscal 2017 were 47.4%, compared to 54.1% for the same period last fiscal year.  This reduction was primarily due to higher net sales, lower general and administrative expenses, and reduced research and development expenses, partially offset by higher selling expenses.  Year-to-date, operating expenses, as a percent of net sales, were 51.7%, compared to 58.9% for the same period last fiscal year.

NTIC incurred legal expenses of $46,000 and $534,000 during the nine months ended May 31, 2017 and 2016, respectively, related to the litigation against Cortec Corporation.  As mentioned last quarter, the company re-filed its case against Cortec Corporation in the state of Ohio.  Upon re-filing in Ohio, the company recently received a trial date, which is set for September 18-20, 2017.

NTIC reported net income attributable to NTIC for the third quarter of fiscal 2017 of $1,352,000, or $0.30 per diluted share, compared to net income attributable to NTIC of $917,000, or $0.20 per diluted share for the same period last fiscal year.  For the nine months ended May 31, 2017, the company reported net income attributable to NTIC of $2,037,000, or $0.45 per diluted share, compared to a net income attributable to NTIC of $575,000, or $0.13 per diluted share for the same period last fiscal year.

NTIC’s balance sheet remains strong, with no debt, and working capital of $19,859,000 at May 31, 2017, including $3,500,000 in cash and cash equivalents, and $3,757,000 in available for sale securities, compared to $16,948,000 at August 31, 2016, including $3,395,000 in cash and cash equivalents, and $2,244,000 in available for sale securities.

Mr. Lynch added, “NTIC’s leading corrosion inhibiting technologies and services, attractive market opportunities, global presence, and emerging bioplastics business has created a compelling platform for long-term, sustainable, and profitable growth.  Furthermore, NTIC’s strong balance sheet and operating cash flows provide significant flexibility to support our global footprint, and invest in new growth opportunities.  NTIC’s opportunities in the oil and gas market are significant and we expect improving shipments in the fourth quarter as our pipeline has continued to grow throughout the remainder of fiscal 2017 and beyond.  At the same time, this market remains volatile, and is characterized by a long-sales cycle as well as significant project delays during extended periods of low oil prices.    As we enter the last quarter of fiscal 2017, our business is on track to achieve our annual financial expectations.”

Outlook

For the fiscal year ending August 31, 2017, NTIC is increasing its annual total net sales to range between $39.0 million and $40.0 million, from its previous net sales guidance of $37.5 million to $39.0 million.  The company is maintaining its net income attributable to NTIC guidance, which the company expects to range between $3.4 million to $3.9 million, or between $0.75 and $0.85 per diluted share.

These estimates are subject to significant risks and uncertainties, including without limitation to risks and uncertainties relating to NTIC’s Chinese operations, its ongoing litigation against its former Chinese joint venture partner and Cortec Corporation, and other risks and uncertainties.

Conference Call and Webcast

NTIC will host a conference call today at 8:00 a.m. Central Time to review its results of operations for the third quarter of fiscal 2017 and its future outlook, followed by a question and answer session.  The conference call will be available to interested parties through a live audio webcast available through NTIC’s website at www.ntic.com or http://ir.ntic.com/events.cfm where the webcast will be archived and accessible for at least 12 months.  The dial-in number for the conference call is (877) 670-9776 and the confirmation code is 47708859.

About Northern Technologies International Corporation

Northern Technologies International Corporation develops and markets proprietary environmentally beneficial products and services in over 60 countries either directly or via a network of subsidiaries, joint ventures, independent distributors and agents.  NTIC’s primary business is corrosion prevention marketed primarily under the ZERUST® brand. NTIC has been selling its proprietary ZERUST® rust and corrosion inhibiting products and services to the automotive, electronics, electrical, mechanical, military and retail consumer markets, for over 40 years, and in recent years has targeted and expanded into the oil and gas industry. NTIC offers worldwide on-site technical consulting for rust and corrosion prevention issues.  NTIC’s technical service consultants work directly with the end users of NTIC’s products to analyze their specific needs and develop systems to meet their technical requirements. NTIC also markets and sells a portfolio of bio-based and biodegradable polymer resins and finished products marketed under the Natur-Tec® brand.

Forward-Looking Statements

Statements contained in this press release that are not historical information are forward-looking statements as defined within the Private Securities Litigation Reform Act of 1995. Such statements include NTIC’s expectations regarding its financial guidance for fiscal 2017, its expectations regarding the future profitability of NTIC China, the success of its oil and gas business, and other statements that can be identified by words such as “believes,” “continues,” “expects,” “anticipates,” “intends,” “potential,” “outlook,” “will,” “may,” “would,” “should,” “guidance” or words of similar meaning, the use of future dates and any other statements that are not historical facts. Such forward-looking statements are based upon the current beliefs and expectations of NTIC’s management and are inherently subject to risks and uncertainties that could cause actual results to differ materially from those projected or implied.  Such potential risks and uncertainties include, but are not limited to, in no particular order:  the effect on NTIC’s business and operating results of the termination of NTIC’s joint venture relationship in China and sale of products and services in China through NTIC China; the ability of NTIC China to achieve significant sales; costs and expenses incurred by NTIC in connection with its ongoing litigation against its former Chinese joint venture partner and Cortec Corporation; NTIC’s dependence on the success of its joint ventures and fees and dividend distributions that NTIC receives from them; NTIC’s relationships with its joint ventures and its ability to maintain those relationships; NTIC’s dependence on its joint venture in Germany in particular due to its significance and the effect of a termination of this or NTIC’s other joint ventures on NTIC’s business and operating results; risks related to the impending exit of the United Kingdom from the European Union and the European sovereign debt crisis, economic slowdown and political unrest; risks associated with NTIC’s international operations; exposure to fluctuations in foreign currency exchange rates, including in particular the Euro compared to the U.S. dollar; the health of the U.S. and worldwide economies, including in particular the U.S. automotive industry; the level of growth in NTIC’s markets; NTIC’s investments in research and development efforts; acceptance of existing and new products; timing of NTIC’s receipt of purchase orders under supply contracts; variability in sales to customers in the oil and gas industry and the effect on NTIC’s quarterly financial results; increased competition; the costs and effects of complying with changes in tax, fiscal, government and other regulatory policies, including rules relating to environmental, health and safety matters; pending and potential litigation; and NTIC’s reliance on its intellectual property rights and the absence of infringement of the intellectual property rights of others. More detailed information on these and additional factors which could affect NTIC’s operating and financial results is described in NTIC’s filings with the Securities and Exchange Commission, including its most recent annual report on Form 10-K for the fiscal year ended August 31, 2016 filed by NTIC with the SEC on November 22, 2016 and its most recent quarterly report on Form 10-Q for the quarter ended February 28, 2017 filed by NTIC with the SEC on April 11, 2017. NTIC urges all interested parties to read these reports to gain a better understanding of the many business and other risks that the company faces. Additionally, NTIC undertakes no obligation to publicly release the results of any revisions to these forward-looking statements, which may be made to reflect events or circumstances occurring after the date hereof or to reflect the occurrence of unanticipated events.

NORTHERN TECHNOLOGIES INTERNATIONAL CORPORATION AND SUBSIDIARIES
CONSOLIDATED STATEMENTS OF OPERATIONS (UNAUDITED)
FOR THE THREE AND NINE MONTHS ENDED MAY 31, 2017 AND 2016

	Three Months Ended		Nine Months Ended
	May 31, 2017	May 31, 2016	May 31, 2017	May 31, 2016
NET SALES:
Net sales, excluding joint ventures	$9,360,883	$7,925,357	$26,552,434	$21,454,381
Net sales, to joint ventures	862,136	761,218	2,115,511	1,961,565
Total net sales	10,223,019	8,686,575	28,667,945	23,415,946
Cost of goods sold	6,774,001	5,777,249	19,256,953	15,920,896
Gross profit	3,449,018	2,909,326	9,410,992	7,495,050

JOINT VENTURE OPERATIONS:
Equity in income of joint ventures	1,686,016	1,664,464	4,343,159	3,600,884
Fees for services provided to joint ventures	1,442,048	1,351,913	3,941,667	3,808,384
Total joint venture operations	3,128,064	3,016,377	8,284,826	7,409,268

OPERATING EXPENSES:
Selling expenses	2,430,824	1,507,200	6,716,390	4,507,716
General and administrative expenses	1,682,669	1,957,868	5,996,977	5,939,032
Research and development expenses	733,651	1,231,950	2,118,210	3,349,572
Total operating expenses	4,847,144	4,697,018	14,831,577	13,796,320

OPERATING INCOME	1,729,938	1,228,685	2,864,241	1,107,998

INTEREST INCOME	10,996	29,868	19,075	58,425
INTEREST EXPENSE	(7,409)	(15,465)	(15,502)	(30,987)
OTHER INCOME	—	6,294	—	7,255

INCOME BEFORE INCOME TAX EXPENSE	1,733,525	1,249,382	2,867,814	1,142,691

INCOME TAX EXPENSE	237,801	225,395	480,423	262,359

NET INCOME	1,495,724	1,023,987	2,387,391	880,332

NET INCOME ATTRIBUTABLE TO NON-
CONTROLLING INTERESTS	143,308	106,614	350,370	305,099

NET INCOME ATTRIBUTABLE TO NTIC	$1,352,416	$917,373	$2,037,021	$575,233

NET INCOME ATTRIBUTABLE TO NTIC PER COMMON SHARE:
Basic	$0.30	$0.20	$0.45	$0.13
Diluted	$0.30	$0.20	$0.45	$0.13

WEIGHTED AVERAGE COMMON SHARES
ASSUMED OUTSTANDING:
Basic	4,526,771	4,538,970	4,528,523	4,538,005
Diluted	4,591,527	4,563,801	4,571,395	4,587,064

NORTHERN TECHNOLOGIES INTERNATIONAL CORPORATION AND SUBSIDIARIES
CONSOLIDATED BALANCE SHEETS AS OF MAY 31, 2017 (UNAUDITED)
AND AUGUST 31, 2016 (AUDITED)

	May 31, 2017	August 31, 2016
ASSETS
CURRENT ASSETS:
Cash and cash equivalents	$3,500,164	$3,395,274
Available for sale securities	3,756,680	2,243,864
Receivables:
Trade excluding joint ventures, less allowance for doubtful accounts of
$40,000 at May 31, 2017 and August 31, 2016	6,190,096	4,755,320
Trade joint ventures	1,295,766	791,903
Fees for services provided to joint ventures	1,224,977	1,406,587
Income taxes	375,531	215,905
Inventories	7,879,656	7,711,287
Prepaid expenses	421,708	422,031
Total current assets	24,644,578	20,942,171

PROPERTY AND EQUIPMENT, NET	7,451,899	7,275,872

OTHER ASSETS:
Investments in joint ventures	18,903,473	19,840,774
Deferred income taxes	1,614,229	1,639,762
Patents and trademarks, net	1,314,103	1,278,597
Other	71,685	92,874
Total other assets	21,903,490	22,852,007
Total assets	$53,999,967	$51,070,050

LIABILITIES AND EQUITY
CURRENT LIABILITIES:
Accounts payable	$3,558,280	$2,753,903
Accrued liabilities:
Payroll and related benefits	984,789	938,363
Other	247,597	301,836
Total current liabilities	4,790,666	3,994,102

COMMITMENTS AND CONTINGENCIES

EQUITY:
Preferred stock, no par value; authorized 10,000 shares; none issued and outstanding	—	—
Common stock, $0.02 par value per share; authorized 10,000,000
shares; issued and outstanding 4,527,018 and 4,533,416, respectively	90,540	90,668
Additional paid-in capital	13,983,754	13,798,567
Retained earnings	35,692,376	33,655,357
Accumulated other comprehensive loss	(3,251,765)	(3,009,617)
Stockholders’ equity	46,514,905	44,534,975
Non-controlling interest	2,694,396	2,540,973
Total equity	49,209,301	47,075,948
Total liabilities and equity	$53,999,967	$51,070,050

Investor and Media Contacts:
Matthew Wolsfeld, CFO
NTIC
(763) 225-6600